SUB-ITEM 77Q1(A)

The amendment, dated April 27, 2015, to the Amended and Restated Declaration of Trust of MFS Variable Insurance Trust II, dated October 25, 2002, as revised through November 1, 2014, is contained in Post-Effective Amendment No. 56 to the Registration Statement of MFS Variable Insurance Trust II (File Nos. 2-83616 and 811-3732), as filed with the Securities and Exchange Commission via EDGAR on April 29, 2015, under Rule 485 under the Securities Act of 1933. Each document is incorporated herein by reference.